                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                         FISCAL YEAR ENDED JUNE 30, 1994

Net income, fiscal year ended June 30, 1994                       $36,169,000

Dividends declared:
    Class A Common -- $.83 per share                 $(6,114,000)
    Class B Common -- $.84 per share                 (11,590,000)
                                                                  (17,704,000)

Undistributed Earnings                                            $18,465,000

Undistributed earnings divided by
    21,164,905 average number of
    shares outstanding                                                $0.8724


                                                         Class A      Class B

Undistributed Earnings Per Share                         $ .8724      $ .8724

Assumed Distribution of Earnings                           .8300        .8400

  Earnings Per Share                                     $1.7024      $1.7124


                       COMPUTATION OF EARNINGS PER SHARE
                        FISCAL YEAR ENDED JUNE 30, 1993

Net income, fiscal year ended June 30, 1993                       $30,583,000

Dividends declared:
    Class A Common -- $.77 per share                 $(5,684,000)
    Class B Common -- $.78 per share                 (10,770,000)
                                                                  (16,454,000)

Undistributed Earnings                                            $14,129,000

Undistributed earnings divided by
    21,198,789 average number of
    shares outstanding                                                $0.6665


                                                         Class A      Class B

Undistributed Earnings Per Share                         $ .6665      $ .6665

Assumed Distribution of Earnings                           .7700        .7800

  Earnings Per Share                                     $1.4365      $1.4465

                                                                      Exhibit 11
                                   Page 1 of 2

                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                         FISCAL YEAR ENDED JUNE 30, 1992

Net income, fiscal year ended June 30, 1992                       $38,628,000

Dividends declared:
    Class A Common -- $.69 per share                 $(5,101,000)
    Class B Common -- $.70 per share                  (9,644,000)

                                                                  (14,745,000)

Undistributed Earnings                                            $23,883,000

Undistributed earnings divided by
    21,151,031, average number of
    shares outstanding                                                $1.1292


                                                         Class A      Class B

Undistributed Earnings Per Share                         $1.1292      $1.1292

Assumed Distribution of Earnings                           .6900        .7000

  Earnings Per Share                                     $1.8192      $1.8292




                                                                      Exhibit 11

                                   Page 2 of 2

                                     - 77 -